FOR IMMEDIATE RELEASE
Embecta Corp. Reports First Quarter Fiscal 2025 Financial Results

PARSIPPANY, N.J., Feb 6, 2025 (GLOBE NEWSWIRE) – Embecta Corp. (“embecta” or the "Company") (Nasdaq: EMBC), a global diabetes care company, today reported financial results for the three month period ended December 31, 2024.
"Building on our momentum from 2024, embecta began the year with solid performance," said Devdatt (Dev) Kurdikar, Chief Executive Officer of embecta. "We remain on track to complete the restructuring plan associated with the discontinuation of the insulin patch pump program by the end of the first half of the fiscal year and are preparing to launch our brand transition plan in the second half, beginning in the U.S. and Canada. Additionally, we continue to make progress on our GLP-1 initiatives targeted to make it easier for patients to access our pen needles for use with GLP-1 pen injectors."

"Given our first-quarter performance and outlook for the remainder of the year, we are updating our guidance — adjusting our revenue outlook solely due to changes in foreign exchange assumptions but still raising expectations for certain key financial metrics. Looking ahead, we are excited to share our long-term strategy for the business, as well as a multi-year financial outlook, at our Investor and Analyst Day in late May 2025."
First Quarter Fiscal Year 2025 Financial Highlights:
•Revenues of $261.9 million, down 5.6% on a reported basis; down 4.8% on an adjusted constant currency basis
◦U.S. revenues decreased 4.6% on both a reported and adjusted constant currency basis
◦International revenues decreased 6.6% on a reported basis, and 5.1% on an adjusted constant currency basis
•Gross profit and margin of $157.1 million and 60.0%, compared to $185.9 million and 67.0% in the prior year period
•Adjusted gross profit and margin of $164.2 million and 62.7%, compared to $186.3 million and 67.2% in the prior year period
•Operating income and margin of $28.7 million and 11.0%, compared to $45.5 million and 16.4% in the prior year period
•Adjusted operating income and margin of $80.5 million and 30.7%, compared to $77.5 million and 27.9% in the prior year period
•Net income and earnings per diluted share of $0.0 million and $0.00, compared to $20.1 million and $0.35 in the prior year period
•Adjusted net income and adjusted earnings per diluted share of $38.3 million and $0.65, compared to $35.3 million and $0.61 in the prior year period
•Adjusted EBITDA and margin of $97.3 million and 37.2%, compared to $90.4 million and 32.6% in the prior year period
•Announced a dividend of $0.15 per share

1

Strategic Highlights:
•Strengthen core business
◦Brand transition program progressing as planned, with U.S. and Canada expected to transition in the second half of fiscal year 2025
•Expand product portfolio
◦Progressed in our initiatives targeted to make our pen needles available as co-packaged with potential generic GLP-1 drugs and in retail packaging
•Increase financial flexibility
◦Restructuring plan related to the discontinuation of the insulin patch pump program remains on track, expected to be complete by the end of the first half of fiscal year 2025
◦During the fiscal year 2025 first quarter, the Company paid an aggregate principal amount of approximately $32.4 million outstanding under its term loan B facility that had an interest rate of 300 basis points over the secured overnight financing rate (“SOFR”), with a 0.50% SOFR floor

Adjusted Constant Currency Revenue Growth is based upon Reported Revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted Revenues and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on an Adjusted constant currency revenue basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.
First Quarter Fiscal Year 2025 Results:
Revenues by geographic region are as follows:

	Three months ended December 31,
Dollars in millions							% Increase/(decrease)
	2024			2023			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
United States	$141.7	$—	$141.7	$148.6	$—	$148.6	(4.6)%	—%	—%	(4.6)%
International	120.2	—	120.2	128.7	—	128.7	(6.6)	(1.5)	—	(5.1)
Total	$261.9	$—	$261.9	$277.3	$—	$277.3	(5.6)%	(0.8)%	—%	(4.8)%
Revenues by product family are as follows:

	Three months ended December 31,
Dollars in millions							% Increase/(Decrease)
	2024			2023			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
Pen Needles	$191.1	$—	$191.1	$209.8	$—	$209.8	(8.9)%	(0.4)%	—%	(8.5)%
Syringes	28.4	—	28.4	30.8	—	30.8	(7.8)	(3.6)	—	(4.2)
Safety	34.2	—	34.2	30.8	—	30.8	11.0	(0.3)	—	11.3
Other[a]	3.4	—	3.4	4.0	—	4.0	(15.0)	(2.5)	—	(12.5)
Contract Manufacturing	4.8	—	4.8	1.9	—	1.9	152.6	—	—	152.6
Total	$261.9	$—	$261.9	$277.3	$—	$277.3	(5.6)%	(0.8)%	—%	(4.8)%

The Company's revenues decreased by $15.4 million, or 5.6%, to $261.9 million for the three months ended December 31, 2024 as compared to revenues of $277.3 million for the three months ended December 31, 2023. Changes in revenues are driven by the volume of goods that the Company sells, the prices it negotiates with customers, and changes in foreign exchange rates. The decrease in revenues was driven by $17.9 million of unfavorable changes in volume and $2.0 million associated with the negative impact of foreign currency translation primarily due to the strengthening of the U.S. dollar. This was partially offset by a $2.9 million increase in contract manufacturing revenues related to sales of non-diabetes products to Becton, Dickinson and Company ("BD") and $1.6 million of favorable changes in price.
a Other includes product sales for swabs and other accessories.

Fiscal Year 2025 Updated Financial Guidance:
For fiscal year 2025, the Company now expects:

Dollars in millions, except percentages and per share data	Current	Previous (1)
Reported Revenues	$1,075 - $1,092	$1,093 - $1,110
Reported Revenue Growth (%)	(4.3)% - (2.8)%	(2.7)% - (1.2)%
Impact of F/X (%)	(2.2)%	(0.6)%
Impact of Italian Payback Measure (2) (%)	0.4%	0.4%
Adjusted Constant Currency Revenue Growth (%)	(2.5)% - (1.0)%	(2.5)% - (1.0)%
Adjusted Gross Margin (%)	63.25% - 64.25%	63.25% - 64.25%
Adjusted Operating Margin (%)	29.50% - 30.50%	29.00% - 30.00%
Adjusted Earnings per Diluted Share	$2.70 - $2.90	$2.70 - $2.90
Adjusted EBITDA Margin (%)	36.00% - 37.00%	35.50% - 36.50%

(1) Previous guidance was issued on November 26, 2024.
(2) Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015 recorded in Revenues.
We are unable to present a quantitative reconciliation of our expected adjusted gross margin, expected adjusted operating margin, expected adjusted earnings per diluted share, expected adjusted EBITDA and our expected adjusted EBITDA margin as we are unable to predict with reasonable certainty, and without unreasonable effort the impact and timing of any one-time items. The financial impact of these one-time items is uncertain and is dependent on various factors, including timing, and could be material to our Condensed Consolidated Statements of Income.
Balance sheet, Liquidity and Other Updates
As of December 31, 2024, the Company had approximately $216.7 million in cash and equivalents and restricted cash and $1.569 billion of debt principal outstanding, and no amount drawn on its $500 million Revolving Credit Facility.
The Company’s Board of Directors declared a quarterly cash dividend of $0.15 for each issued and outstanding share of the Company’s common stock. The dividend is payable on March 14, 2025 to stockholders of record at the close of business on February 28, 2025.
First Quarter Fiscal Year 2025 Earnings Conference Call:
Management will host a conference call at 8:00 a.m. Eastern Time (ET) on February 6, 2025 to discuss the results of the quarter, provide an update on its business, and host a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company’s website at investors.embecta.com.

A webcast replay of the call will be available beginning at 11:00 a.m. ET on February 6, 2025, via the embecta investor relations website and archived on the website for one year.

Condensed Consolidated Statements of Income
Embecta Corp.
(Unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2024	2023

Revenues	$261.9	$277.3
Cost of products sold	104.8	91.4
Gross Profit	$157.1	$185.9
Operating expenses:
Selling and administrative expense	81.1	90.3
Research and development expense	20.3	20.2
Other operating expenses	27.0	29.9
Total Operating Expenses	$128.4	$140.4
Operating Income	$28.7	$45.5
Interest expense, net	(27.9)	(27.7)
Other income (expense), net	(1.5)	(3.5)
(Loss) Income Before Income Taxes	$(0.7)	$14.3
Income tax (benefit)	(0.7)	(5.8)
Net Income	$—	$20.1

Net Income per common share:
Basic	$—	$0.35
Diluted	$—	$0.35

Condensed Consolidated Balance Sheets
Embecta Corp.
(in millions, except share and per share data)

	December 31, 2024	September 30, 2024
	(Unaudited)
Assets
Current Assets
Cash and equivalents	$210.0	$267.5
Restricted cash	6.7	6.7
Trade receivables, net (net of allowance for doubtful accounts of $2.7 million and $2.8 million as of December 31, 2024 and September 30, 2024, respectively)	180.9	193.0
Inventories:
Materials	39.4	40.4
Work in process	9.5	4.8
Finished products	120.2	126.3
Total Inventories	$169.1	$171.5
Amounts due from Becton, Dickinson and Company	39.6	53.8
Prepaid expenses and other	60.9	68.5
Total Current Assets	$667.2	$761.0
Property, Plant and Equipment, Net	258.9	290.4
Goodwill and Intangible Assets	23.4	23.7
Deferred Income Taxes and Other Assets	200.0	210.2
Total Assets	$1,149.5	$1,285.3
Liabilities and Equity
Current Liabilities
Accounts payable	$73.0	$91.0
Accrued expenses	127.0	134.2
Amounts due to Becton, Dickinson and Company	42.6	42.5
Salaries, wages and related items	42.7	66.7
Current debt obligations	9.5	9.5
Current finance lease liabilities	3.4	3.4
Income taxes	—	26.7
Total Current Liabilities	$298.2	$374.0
Deferred Income Taxes and Other Liabilities	55.6	54.1
Long-Term Debt	1,534.7	1,565.3
Non Current Finance Lease Liabilities	29.8	30.2
Contingencies
Embecta Corp. Equity
Common stock, $0.01 par value Authorized - 250,000,000 Issued and outstanding - 58,131,759 as of December 31, 2024 and 57,707,285 as of September 30, 2024	$0.6	$0.6
Additional paid-in capital	58.2	52.5
Accumulated deficit	(507.9)	(498.6)
Accumulated other comprehensive loss	(319.7)	(292.8)
Total Equity	(768.8)	(738.3)
Total Liabilities and Equity	$1,149.5	$1,285.3

Condensed Consolidated Statements of Cash Flows
Embecta Corp.
(Unaudited, in millions)

	Three Months Ended December 31,
	2024	2023
Operating Activities
Net Income	$—	$20.1
Adjustments to net income to derive net cash provided by operating activities:
Depreciation and amortization	9.4	8.8
Amortization of debt issuance costs	2.1	1.6
Impairment of property, plant and equipment	10.4	—
Amortization of cloud computing arrangements	2.5	0.4
Stock-based compensation	8.9	7.3
Deferred income taxes	2.3	(17.0)
Change in operating assets and liabilities:
Trade receivables, net	5.8	(78.6)
Inventories	(4.5)	4.1
Due from/due to Becton, Dickinson and Company	15.8	17.1
Prepaid expenses and other	9.6	43.7
Accounts payable, accrued expenses and other current liabilities	(40.8)	(15.7)
Income and other net taxes payable	(26.3)	4.4
Other assets and liabilities, net	(0.5)	(9.3)
Net cash used for operating activities	$(5.3)	$(13.1)
Investing Activities
Capital expenditures	$(1.5)	$(2.7)
Net cash used for investing activities	$(1.5)	$(2.7)
Financing Activities
Payments on long-term debt	$(32.4)	$(2.4)
Payments related to tax withholding for stock-based compensation	(3.7)	(2.2)
Payments on finance lease	(0.3)	(0.3)
Dividend payments	(8.8)	(8.6)
Net cash used for financing activities	$(45.2)	$(13.5)
Effect of exchange rate changes on cash and equivalents and restricted cash	(5.5)	1.5
Net Change in Cash and equivalents and restricted cash	$(57.5)	$(27.8)
Opening Cash and equivalents and restricted cash	274.2	326.5
Closing Cash and equivalents and restricted cash	$216.7	$298.7

About Non-GAAP financial measures
In evaluating our operating performance, we supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial measures including (i) Adjusted Revenues, (ii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (iii) Adjusted EBITDA and Adjusted EBITDA Margin, (iv) Adjusted Gross Profit and Adjusted Gross Profit Margin, (v) Adjusted Constant Currency Revenue Growth, (vi) Adjusted Operating Income and Adjusted Operating Income Margin, and (vii) Adjusted Net Income and Adjusted Earnings Per Diluted Share. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. The Company uses non-GAAP financial measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a meaningful alternative representation of the underlying operating performance of the business.

For the three month periods ended December 31, 2024 and 2023, the reconciliation of (1) GAAP Revenues ("Reported Revenues") to Adjusted Revenues, and (2) GAAP Net income to EBITDA and Adjusted EBITDA was as follows (unaudited, in millions):

	Three Months Ended December 31,

	2024	2023
Reported Revenues	$261.9	$277.3
Italian payback measure	—	—
Adjusted Revenues	$261.9	$277.3

GAAP Net Income	$—	$20.1
Interest expense, net	27.9	27.7
Income tax benefit	(0.7)	(5.8)
Depreciation and amortization	9.4	8.8
EBITDA	$36.6	$50.8
Stock-based compensation expense (1)	9.0	7.4
One-time stand up costs (2)	10.4	28.3
European regulatory initiative-related costs ("EU MDR") (3)	0.4	0.2
Business optimization and severance related costs (4)	—	1.9
Deferred jurisdiction adjustments in Other income (expense), net for taxes (5)	—	1.4
Amortization of cloud computing arrangements (6)	2.5	0.4
Costs associated with the discontinued patch pump program (7)	38.4	—
Adjusted EBITDA	$97.3	$90.4
Adjusted EBITDA Margin	37.2%	32.6%
(1)Represents stock-based compensation expense incurred during the three months ended December 31, 2024 and 2023, respectively. For the three months ended, December 31, 2024, $7.4 million is recorded in Selling and administrative expense, $0.9 million is recorded in Other operating expenses $0.6 million is recorded in Cost of products sold, and $0.1 million is recorded in Research and development expense. For the three months ended, December 31, 2023, $5.9 million is recorded in Selling and administrative expense, $0.9 million is recorded in Cost of products sold, and $0.6 million is recorded in Research and development expense.
(2)One-time stand-up costs incurred primarily include: (i) product registration, labeling, and brand transition costs; (ii) warehousing and distribution set-up costs; (iii) legal costs associated with patents and trademark work; (iv) temporary headcount resources within accounting, tax, finance, human resources, regulatory and IT; and (v) one-time business integration and IT related costs primarily associated with our global ERP implementation. For the three months ended December 31, 2024, approximately $10.2 million is recorded in Other operating expenses and $0.2 is recorded in Cost of products sold. For the three months ended December 31, 2023, approximately $26.4 million is recorded in Other operating expenses and $1.9 million is recorded in Selling and administrative expense.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and General Data Protection Regulation ("GDPR") which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. For the three months ended December 31, 2024, $0.3 million is recorded in Research and development expense and $0.1 million is recorded in Cost of products sold. For the three months ended December 31, 2023, $0.2 million is recorded in is Research and development expense.
(4)Represents business optimization and severance related costs associated with standing up the organization recorded in Other operating expenses.
(5)Represents amounts due to BD for tax liabilities incurred in deferred closing jurisdictions where BD is considered the primary obligor.
(6)Represents amortization of implementation costs associated with cloud computing arrangements recognized in Other operating expenses.
(7)Represents costs incurred during the three months ended December 31, 2024 associated with the discontinued patch pump program, excluding those program costs classified above within Depreciation and amortization and Stock-based compensation expense. The discontinued patch pump program costs are primarily one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our core business. The costs primarily consist of severance-related costs, asset impairments, contract termination costs, and other operating costs. During the three months ended December 31, 2024, $18.0 million is recorded in Research and development expense, $13.4 million is recorded in Other operating expenses, $6.5 million is recorded in Cost of products sold, and $0.5 million is recorded in Selling and administrative expense.

For the three month periods ended December 31, 2024 and 2023, the reconciliations of (1) GAAP Revenues ("Reported Revenues") to Adjusted Revenues (2) GAAP Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin, (3) GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Income Margin and (4) GAAP Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share are as follows (unaudited in millions, except per share amounts):

	Three Months Ended December 31,

	2024	2023
Reported Revenues	$261.9	$277.3
Italian payback measure	—	—
Adjusted Revenues	$261.9	$277.3

GAAP Gross Profit	$157.1	$185.9
GAAP Gross Profit Margin	60.0%	67.0%
Stock-based compensation expense	—	0.1
Amortization of intangible assets (1)	0.3	0.3
One-time stand up costs (2)	0.2	—
EU MDR (3)	0.1	—
Costs associated with the discontinued patch pump program (4)	6.5	—
Adjusted Gross Profit	$164.2	$186.3
Adjusted Gross Profit Margin	62.7%	67.2%
(1)Amortization of intangible assets is recorded in Cost of products sold.
(2)One-time stand-up costs incurred are primarily attributed to brand transition.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and GDPR which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time.
(4)Represents costs incurred during the three months ended December 31, 2024 associated with the discontinued patch pump program. These costs are primarily one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our core business. The costs primarily consist of asset impairments and other operating costs.

	Three Months Ended December 31,

	2024	2023
GAAP Operating Income	$28.7	$45.5
GAAP Operating Income Margin	11.0%	16.4%
Amortization of intangible assets (1)	0.3	0.3
One-time stand up costs (2)	10.4	28.3
EU MDR (3)	0.4	0.2
Stock-based compensation expense (4)	1.1	1.3
Business optimization and severance related costs (5)	—	1.9
Costs associated with the discontinued patch pump program (7)	39.6	—
Adjusted Operating Income	$80.5	$77.5
Adjusted Operating Income Margin	30.7%	27.9%

GAAP Net Income	$—	$20.1
Adjustments:
GAAP Income tax benefit	(0.7)	(5.8)
Amortization of intangible assets (1)	0.3	0.3
One-time stand up costs (2)	10.4	28.3
EU MDR (3)	0.4	0.2
Stock-based compensation expense (4)	1.1	1.3
Business optimization and severance related costs (5)	—	1.9
Deferred jurisdiction adjustments in Other income (expense), net for taxes (6)	—	1.4
Costs associated with the discontinued patch pump program (7)	39.6	—
Non-GAAP Income tax provision (8)	(12.8)	(12.4)
Adjusted Net Income	$38.3	$35.3

GAAP Net Income per Diluted share	$—	$0.35
Adjusted Net Income per Diluted share	$0.65	$0.61

Basic weighted average number of shares outstanding (in thousands)	57,952	57,486
Effect of dilutive securities:
Stock awards and equity units (share equivalent)	670	146
Diluted weighted average shares outstanding (in thousands)	58,622	57,632
(1)Amortization of intangible assets is recorded in Cost of products sold.
(2)One-time stand-up costs incurred primarily include: (i) product registration, labeling, and brand transition costs; (ii) warehousing and distribution set-up costs; (iii) legal costs associated with patents and trademark work; (iv) temporary headcount resources within accounting, tax, finance, human resources, regulatory and IT; and (v) one-time business integration and IT related costs primarily associated with our global ERP implementation. For the three months ended December 31, 2024, approximately $10.2 million is recorded in Other operating expenses and $0.2 million is recorded in Cost of products sold. For the three months ended December 31, 2023, approximately $26.4 million is recorded in Other operating expenses and $1.9 million is recorded in Selling and administrative expense.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and GDPR which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. For the three months ended December 31, 2024, $0.3 million is recorded in Research and development expense and $0.1 million is recorded in Cost of products sold. For the three months ended December 31, 2023, $0.2 million is recorded in Research and development expense.
(4)Represents stock-based compensation expense recognized during the period associated with the incremental value of converted legacy BD share-based awards and one-time sign-on equity awards granted to certain members of the embecta leadership team in connection with the Company's separation from BD. For the three months ended December 31, 2024, $1.1 million is recorded in Selling and administrative expense. For the three months ended December 31, 2023, $1.3 million is recorded in Selling and administrative expense.
(5)Represents business optimization and severance related costs associated with standing up the organization recorded in Other operating expenses.
(6)Represents amounts due to BD for tax liabilities incurred in deferred jurisdictions where BD is considered the primary obligor.
(7)Represents costs incurred during the three months ended December 31, 2024 associated with the discontinued patch pump program. These costs are primarily one-time in nature and represent expenses that we do not view as normal operating expenses necessary to operate our core business. The costs primarily consist of severance-related costs, asset impairments, contract termination costs, and other operating costs. During the three months ended December 31, 2024, $18.3 million is recorded in Research and development expense, $14.3 million is recorded in Other operating expenses, $6.5 million is recorded in Cost of products sold, and $0.5 million is recorded in Selling and administrative expense.

(8)Represents the amount of tax expense that the Company estimates that it would record if it used non-GAAP results instead of GAAP results in the calculation of its tax provision. The non-GAAP effective tax rate for the three months ended December 31, 2024 was 25.0%. The non-GAAP effective tax rate for the three months ended December 31, 2023 was 26.0%.

About Embecta

embecta is a global diabetes care company that is leveraging its nearly 100-year legacy in insulin delivery to empower people with diabetes to live their best life through innovative solutions, partnerships and the passion of approximately 2,000 employees around the globe. For more information, visit embecta.com or follow our social channels on LinkedIn, Facebook, and Instagram
Safe Harbor Statement Regarding Forward-Looking Statements
This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, performance, financial condition, goals, strategies, plans, achievements, and anticipated product clearances, approvals and launches. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “pursue,” “will” or similar expressions, we are making forward-looking statements. For example, embecta is using forward-looking statements when it discusses its fiscal 2025 financial guidance, timing for completion of the restructuring plan associated with the discontinuation of the insulin patch pump program, brand transition plan timing, our ability to expand in other markets, strengthening our core business, expanding our product portfolio and increasing our financial flexibility. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) competitive factors that could adversely affect embecta’s operations; (ii) any inability to replace the services provided by BD under the transaction documents; (iii) any failure by BD to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; (iv) any events that adversely affect the sale or profitability of embecta’s products or the revenues delivered from sales to its customers; (v) increases in operating costs, including fluctuations in the cost and availability of raw materials or components used in its products, the ability to maintain favorable supplier arrangements and relationships, and the potential adverse effects of any disruption in the availability of such items; (vi) changes in reimbursement practices of governments or private payers or other cost containment measures; (vii) the adverse financial impact resulting from unfavorable changes in foreign currency exchange rates, as well as regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates; (viii) the impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare and international trade, including import and export regulation and international trade agreements; (ix) any new pandemic, or any geopolitical instability, including disruptions in its operations and supply chains; (x) new or changing laws and regulations, or changes in enforcement practices, including laws relating to healthcare, environmental protection, trade, monetary and fiscal policies, taxation and licensing and regulatory requirements for products; (xi) the expected benefits of the separation from BD; (xii) risks associated with embecta’s indebtedness; (xiii) the risk that ongoing dis-synergy costs, costs of restructuring and other costs incurred in connection with the separation from BD will exceed our estimates of these costs; (xiv) the risk that it will be more difficult than expected to effect embecta’s full separation from BD; (xv) expectations related to the costs, profitability, timing and the estimated financial impact of, and charges and savings associated with, the restructuring plan we announced; (xvi) risks associated with not completing strategic collaborative partnerships and acquisitions for innovative technologies, complementary product lines, and new markets; and (xvii) the other risks described in our periodic reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

CONTACTS
Investors:
Pravesh Khandelwal
VP, Head of Investor Relations
551-264-6547
Contact IR
Media:
Christian Glazar
Sr. Director, Corporate Communications
908-821-6922
Contact Media Relations